UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2009

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2009, the Board of Directors of CoStar Group, Inc. (the “Company”) approved Amended and Restated Bylaws for the Company effective immediately.  A description of the changes effected is set forth below:

-	Article II, Section 4 is amended to specify the means by which notice of stockholder meetings may be given and to set forth when such notices are deemed to be given.
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Article II, Section 6 is amended to provide that the Board of Directors, the Chairman of the Board or the President may adjourn any annual or special stockholder meeting.  The previous provision stated that holders of a majority in number of the shares of stock present in person or by proxy and entitled to vote at a stockholder meeting could adjourn such meeting.

-	Article II, Section 8 is amended and restated to:
o
State that business to be acted upon at an annual stockholder meeting may only be brought before the stockholders pursuant to the Company’s notice, at the direction of the Board or by a stockholder of record who is entitled to vote at such meeting and who complies with the notice procedures set forth in that Section 8.

o
Set forth the timeframe during which stockholder notices of nominations or proposals of other business must be provided to the Company to be timely, which time frame changed from (a) 60 to 90 days prior to the first anniversary of the preceding year’s annual meeting to (b) 75 to 105 days prior to the first anniversary of the preceding year’s annual meeting.

o
Set forth the dates by which stockholder notices of nominations or proposals of other business must be provided to the Company if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary of the preceding year’s annual meeting (the previous provision provided this information if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary).

o	Require that a stockholder’s notice of nomination of a director include such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director.
o
Expand the information that a stockholder submitting a nomination or other proposal of business must provide about the nominee, the stockholder, the beneficial owner, if any, on whose behalf the stockholder is acting and any business proposed, including information about the class and number of shares of Company stock owned by such stockholder and beneficial owner, information that would enable the board of directors to determine a nominee's eligibility to serve as a director, the text of the proposal, a description of any substantial interest of such stockholder and the beneficial owner in such business, a description of any agreement with respect to the nomination or other business between the stockholder or beneficial owner and any other person, and a description of any agreement the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the Company’s share price or increase or decrease the voting power of the stockholder or beneficial owner.

o
Require that the stockholder submitting the nomination or proposal represent that the stockholder intends to appear in person or by proxy at the meeting and whether the stockholder or beneficial owner, if any, on whose behalf the stockholder is acting will engage in a solicitation with respect to the proposed business and certain details related thereto.

o
State that the notice requirements in Section 8(a)(ii) do not apply if the stockholder notifies the Company of his or her intention to present a stockholder proposal at an annual meeting in accordance with Rule 14a-8 under the Exchange Act and the proposal has been included in the Company’s proxy statement.

o
State that if the number of directors to be elected is increased by more than 50% of the previous size and there is no public announcement naming all of the nominees for the Board or specifying the size of the increase by the Company at least 105 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice of a nomination shall be timely with respect to nominees for those new positions if delivered not later than the 10th day following the public announcement by the Company.

o
With respect to special meetings, state that only business brought before the meeting pursuant to the Company’s notice of meeting shall be conducted and set forth who may make nominations for directors at a special meeting and the procedures for any such stockholder nominations, including compliance with the same notice provisions as required for stockholder nominations at annual meetings.

o	In the event the Company calls a special meeting for the purpose of electing one or more directors, set forth the timing and procedures for submission of stockholder nominations for those positions.
o	Clarify that public announcement of an adjournment of the annual or a special meeting shall not commence a new time period or extend any time period for the giving of a stockholder’s notice.
o
Clarify that the Board shall have the power to determine whether a nomination or any business proposed was made in accordance with the advance notice procedures, and, if not, then the Chairman of the meeting shall have the power to declare that such nomination shall be disregarded or such proposed business not transacted.  Further, if the stockholder making a proposal does not provide required information regarding Company stock holdings within five business days following the record date for an annual or special meeting or the stockholder or his or her qualified representative does not appear at such meeting, then the nomination shall be disregarded or business proposed not transacted.

o	Define the terms “public announcement” and “beneficially owned” and indicate who is deemed to be a qualified representative of a stockholder.
o
Clarify that the provisions of Section 8 shall not affect rights of holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

-
Article II, Section 9(b) is added to provide that the Board is entitled to make such rules and regulations for the conduct of meetings of stockholders as it deems necessary, appropriate or convenient; and, that subject to such rules, the Chairman or presiding officer has the right and authority to prescribe rules, regulations and procedures necessary, appropriate or convenient for the proper conduct of the meeting.

-	Article II, Section 10 is added to provide that stockholders may vote in person or by written proxy and to set forth provisions governing the use of proxies.
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Article II, Section 11 is added to allow the Board, in its discretion, to determine that a stockholder meeting be held by means of remote communication.  Section 11 prescribes certain guidelines for stockholder meetings held remotely.

-	Article III, Section 5 is amended to specify the means by which notice of regular meetings may be provided to directors.
-
Article III, Section 6 is amended to clarify the procedures for notice to directors of special meetings and to provide additional means by which such notice may be provided to directors.  As revised, Section 6 permits any business to be transacted at a special meeting, unless the notice indicates otherwise.  Previously, Section 6 required that an amendment of the Bylaws could only be acted upon if the notice of meeting stated that such amendment was one of the purposes of the meeting, or all members of the Board were present at such meeting.

-	Article III, Section 12 is added to provide that directors and members of Board committees may receive compensation for their services and reimbursement of expenses as determined by the Board.
-
Article V, Section 1 was amended to clarify the definition of “Proceeding” and to make other clarifying changes.  In addition, Section 1 was amended to provide that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses, the Company is required to indemnify a director or officer under Article V in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

-
Article V, Section 5 is amended to clarify that the indemnification rights and rights to advancement of expenses provided in Article V are contract rights with respect to directors and officers, which rights vest at the time a person becomes a director of officer of the Company.

-	Article V, Section 9 is added to set forth procedures for obtaining indemnification or advancement of expenses.
-
Article V, Section 10 is added to provide that the Company may maintain insurance to protect itself and directors, officers, employees and agents of the Company or another entity whether or not the Company would have the power to indemnify such person.

-	Article VI, Section 1 is amended to permit the Board to provide that some or all classes of stock shall be uncertificated shares.
-
Article VI, Section 5 is added to provide that the Company is entitled to recognize the registered holder as the owner of shares and shall not be required to recognize any equitable or other claim in such shares by another person.

-	Article VI, Section 6 is added to state that the Board may make such additional rules as it deems expedient with respect to shares of stock of the Company.
-	Article VII, Section 1 is amended to expand the means by which notice may be given to directors.
-	Article VIII, Section 3 is amended to clarify who is authorized to execute and deliver agreements in the name and on behalf of the Company.
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Article VIII, Section 7 is added to provide that directors and members of any committee may rely in good faith on the books and records of the Company, the information, reports and statements presented to the Company by its officers, employees and committees of the Board so designated or by experts selected with reasonable care by the Company.

-	Article VIII, Section 8 is added to provide that the powers, duties and responsibilities provided in the Bylaws are qualified by the Certificate of Incorporation and applicable law.
-
Article IX is amended and restated to provide that the Board is authorized to adopt, amend and repeal the Bylaws, and that the affirmative vote of holders of at least a majority of issued and outstanding stock is required for stockholders to amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws; provided, that the affirmative vote of holders of at least 66 2/3% of issued and outstanding stock is required for stockholders to amend or repeal, or adopt any provision inconsistent with, any provision of Article II, Sections 3 and 8 (Special Stockholder Meetings and Stockholder Proposals); Article V (Indemnification) and Article IX (Amendments).  The previous Article IX stated that the Bylaws could be amended or repealed and new Bylaws adopted by the Board, provided that the notice of any special meeting shall have stated that the amendment of the Bylaws was one of the purposes of the meeting; and that the Bylaws could be amended or repealed and new Bylaws adopted by the holders of a majority of the outstanding stock, provided the notice of any special meeting included notice of such proposed action.

In addition to the above-referenced changes, the Amended and Restated Bylaws include minor clarifying and conforming changes and updates to reflect technological and statutory changes.

The foregoing description of the changes to the Company’s Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 3.1                                 Amended and Restated Bylaws of CoStar Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By: /s/Brian J. Radecki
Date: January 22, 2009
Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 3.1	Amended and Restated Bylaws of CoStar Group, Inc.